Exhibit 26(h) i. n. n1.

SCHEDULE A

Effective as of December 15, 1999, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios

C.M. Multi-Account A:		T. Rowe Price Equity Series, Inc.
Established August 3, 1994	Panorama Premier	• T. Rowe Price Mid-Cap Growth Portfolio

C.M. Life Variable Life Separate
Account I Established February 2, 1995	Survivorship Variable Universal Life

Variable Universal Life

Survivorship Variable Universal Life II

Panorama Plus Separate Account Established September 25, 1991	Panorama Plus

IN WITNESS WHEREOF, C.M. Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of June, 1998.

COMPANY:	C.M. LIFE INSURANCE COMPANY By its authorized officer

	By:	/s/ James E. Miller
Title:
Date:

FUND:	T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Vice President
	Date:	December 15, 1999

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer

	By:	/s/ Darrell N. Braman
	Title:	Vice President
	Date:	December 15, 1999